UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 10,  2012

Medical Connections Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Florida	333-72376	65-0920373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 310
Boca Raton FL 33431
(Address of Principal Executive Office) (Zip Code)

(561) 353-1110
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 and 5.02  Entry into a Material Definitive Agreement; Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On January 10, 2012, Medical Connections Holdings, Inc. (the "Company") entered into amended and restated employment agreements with Jeffrey S. Rosenfeld, its Chief Executive Officer, Anthony J. Nicolosi, its President, and Brian R. Neill, its Chief Financial Officer.  The amendments to the employment agreements: (i) extended the term of the employment agreements for each of these executives for a three (3) year period scheduled to expire on January 11, 2015, (ii) clarified the provisions contained in Section 10(a) of the employment agreements pertaining to the exercisability of options and stock awards after death or disability for a one (1) year period after a termination event and (iii) revised the provisions contained in Sections 10(c) and 11(a) of the employment agreements relating to the exercise of options after termination of employment if the executive is terminated for a reason other than death, disability, "for cause" or in the event of a change of control, from a ninety (90) day period to a period equal to the term remaining under the option or stock award.

On January 10, 2012, the independent members of the Company's Board of Directors approved option grants to purchase 1 million shares of the Company's common stock to each of Mr. Rosenfeld, Mr. Nicolosi and Mr. Neill as bonus payments for the Company's successful performance in (i) increasing gross profit margin in travel by 66% compared to the prior year, (ii) restructuring contracts with hospitals and the sales team, both resulting in a 43% increase in traveler headcount, and (iii) opening a healthcare IT division.  The exercise price of the options is $.32 per share and the options are exercisable for a period of ten (10) years after the grant date.  The options are immediately vested and will be registered on a registration statement on Form S-8.

The above description of the amended employment agreements and stock option agreements for Mr. Rosenfeld, Mr. Nicolosi and Mr. Neill is qualified in its entirety by reference to each of their respective employment agreements and stock option agreements, which are attached to this Form 8-K as Exhibits 10.1 through 10.6 and are incorporated herein by reference.

On January 10, 2012, the disinterested members of the Board approved option grants to purchase 25,000 shares of the Company's common stock to each of the Company's non-employee directors, Dr. Biehl, Mr. Taylor and Mr. Wallace pursuant to the Company's 2010 Stock Incentive Plan.  The exercise price of the options is $.32 per share, the options are immediately vested and the options are exercisable for a period of ten (10) years after the grant date.  A copy of the form of stock option agreement issued to each non-employee director is attached hereto as Exhibit 10.7.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement dated as of January 10, 2012 by and between Medical Connections Holdings, Inc. and Jeffrey S. Rosenfeld

10.2	Amended and Restated Employment Agreement dated as of January 10, 2012 by and between Medical Connections Holdings, Inc. and Anthony J. Nicolosi

10.3	Amended and Restated Employment Agreement dated as of January 10, 2012 and between Medical Connections Holdings, Inc. and Brian R. Neill

10.4	Stock Option Agreement dated as of January 10, 2012 between Medical Connections Holdings, Inc. and Jeffrey S. Rosenfeld

10.5	Stock Option Agreement dated as of January 10, 2012 between Medical Connections Holdings, Inc. and Anthony J. Nicolosi

10.6	Stock Option Agreement dated as of January 10, 2012 between Medical Connections Holdings, Inc. and Brian R. Neill

10.7	Form of Stock Option Agreement dated as of January 10, 2012 issued to the non-employee directors of Medical Connections Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDICAL CONNECTIONS HOLDINGS, INC.

Date: January 16, 2012	By:	/s/Anthony J. Nicolosi
Anthony J. Nicolosi
President

EXHIBIT LIST

10.1	Amended and Restated Employment Agreement dated as of January 10, 2012 by and between Medical Connections Holdings, Inc. and Jeffrey S. Rosenfeld

10.2	Amended and Restated Employment Agreement dated as of January 10, 2012 by and between Medical Connections Holdings, Inc. and Anthony J. Nicolosi

10.3	Amended and Restated Employment Agreement dated as of January 10, 2012 and between Medical Connections Holdings, Inc. and Brian R. Neill

10.4	Stock Option Agreement dated as of January 10, 2012 between Medical Connections Holdings, Inc. and Jeffrey S. Rosenfeld

10.5	Stock Option Agreement dated as of January 10, 2012 between Medical Connections Holdings, Inc. and Anthony J. Nicolosi

10.6	Stock Option Agreement dated as of January 10, 2012 between Medical Connections Holdings, Inc. and Brian R. Neill

10.7	Form of Stock Option Agreement dated as of January 10, 2012 issued to the non-employee directors of Medical Connections Holdings, Inc.

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